Exhibit 10.5

AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION is dated July 11, 2011 (this “Agreement”), and is between AL Global Corporation d/b/a Youngevity, a California corporation (“YGY”), Javalution Coffee Company, a Florida corporation (“JCOF”), and YGY Merge, Inc., a California corporation and wholly owned subsidiary of JCOF (“Merger Sub”).

WHEREAS, the parties entered into that certain Agreement and Plan of Reorganization, dated as of June 16, 2011 (the “Original Agreement”), pursuant to which the parties agreed that Merger Sub would merge with and into YGY with YGY being the surviving entity as a wholly owned subsidiary of JCOF, all on the terms and subject to the conditions set forth in the Original Agreement;

WHEREAS, the parties wish to clarify and amend certain portions of the Original Agreement through the execution and delivery of this Agreement;

WHEREAS, the respective Boards of Directors of YGY, Merger Sub and JCOF have approved and deem it in the best interest of their respective shareholders to consummate the business combination transaction provided for herein and in the Original Agreement;

WHEREAS, such merger shall take place pursuant to a plan of merger in the form set forth in the Certificate of Merger attached hereto as Exhibit A, (the “Merger”);

WHEREAS, following the Merger, YGY will be a wholly owned subsidiary of JCOF;

WHEREAS, the Board of Directors of YGY, Merger Sub and JCOF and the shareholders of YGY and Merger Sub have approved the Merger and the execution of the Certificate of Merger;

WHEREAS, the laws of the States of California permit the Merger and the parties hereto wish to merge under and pursuant to the provisions of such laws; and

WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. At the Effective Time, as defined in Section 1.2, the Merger shall be effected by merging the Merger Sub with and into YGY, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the 2009 California Corporations Code (the “CA Code”), whereupon: (i) the separate corporate existence of Merger Sub shall cease and (ii) YGY shall continue as the surviving company and a wholly owned subsidiary of JCOF.

1.2 Effective Time. On the Closing Date, as defined in Article II, the parties shall file a Certificate of Merger with the Secretary of State of the State of California and make all other filings or recordings required by the CA Code in connection with the Merger. The Merger shall become effective at the time as the Certificate of Merger is duly filed and accepted with the Secretary of State of the State of California, or at such later time as the parties agree and specify in the Certificate of Merger (the time the Merger becomes effective, being the “Effective Time”).

1.3 Effects of the Merger.  At the Effective Time, the Merger shall have the effects set forth in this Agreement and the CA Code. Without limiting the foregoing, and subject thereto, at the Effective Time: (i) all of the property, rights, powers, privileges and franchises of Merger Sub shall be vested in YGY, and (ii) all of the debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of YGY.

1.4 Articles of Incorporation and By-Laws.  The articles of incorporation and the by-laws of YGY as in effect immediately prior to the Effective Time shall remain the articles of incorporation and by-laws of YGY until thereafter amended as provided therein or by applicable law.

1.5 Officers and Directors. The officers and directors of YGY immediately prior to the Effective Time shall remain the officers and directors of YGY, and shall hold office in accordance with the articles of incorporation and by-laws of YGY until the earlier of the applicable officer’s or director’s resignation or removal or until his or her respective successor is duly elected and qualified, as the case may be.

1.6 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of JCOF or YGY: (i) all issued and outstanding share of common stock, $.001 par value, of YGY shall be converted into and become 560,000,000 share(s) of common stock no par value, of JCOF; and (ii) each issued and outstanding share of common stock, no par value, of Merger Sub held by JCOF shall be converted into one (1) share of common stock, $.001 par value, of YGY.  Following the Merger, the shareholders of YGY immediately prior to the Closing shall own seventy percent (70%) of JCOF on a fully diluted basis, the shareholders of JCOF immediately prior to the Closing shall own thirty percent (30%) of JCOF on a fully diluted and YGY shall be a wholly owned subsidiary of JCOF.

1.7 No Further Ownership Rights in Shares. From and after the Effective Time, the holders of certificates evidencing ownership of YGY shares of common stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such YGY shares, other than the right to receive shares of common stock of JCOF as provided in this Agreement, and as such will automatically be cancelled.

1.8 Board and Shareholders. Prior to the Effective Time: (i) JCOF’s Board of Directors shall approve this Agreement and the Merger, on its own behalf and as the sole shareholder of Merger Sub; (ii) Merger Sub’s Board of Directors shall approve this Agreement and the Merger and obtain JCOF’s approval; and (iii) YGY’s Board of Directors shall approve this Agreement and the Merger and obtain shareholder approval.

ARTICLE II
CONDITIONS TO CLOSING

2.1           Closing. The parties shall hold the closing of the transactions contemplated by this Agreement (the “Closing”) at Gracin & Marlow, LLP in Boca Raton, Florida at 10:00 A.M. on July 11, 2011 or at such other time and place as the parties agree (the date of the Closing, the “Closing Date”).

2.2           Conditions to JCOF’s and Merger Sub’s Obligations. JCOF’s and Merger Sub’s obligations hereunder to effect the Merger are subject to the satisfaction, on or before the Closing, of the following conditions, any of which may be waived, in whole or in part, by JCOF in its sole discretion, and YGY shall use its commercially reasonable to cause such conditions to be fulfilled:

(a) Due Diligence Review.  JCOF and its counsel shall have completed their due diligence review of YGY’s business and operations to their respective satisfaction.

(b) Representations and Warranties Correct; Performance. The representations and warranties of YGY contained in this Agreement (including the exhibits and schedules hereto, including the investment representations and warranties set forth in Exhibit B hereto) that are qualified by materiality shall be true, complete and accurate when made and on and as of the Closing and representations and warranties of YGY contained in this Agreement (including the exhibits and schedules hereto) that are not qualified by materiality shall be true, complete and accurate in all material respects when made and on and as of the Closing. YGY shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.

(c) Merger Permitted by Applicable Laws. The Merger shall not be prohibited by any applicable law or governmental regulation.

(d) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by YGY in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to JCOF and its counsel, and JCOF and its counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as JCOF or its counsel may reasonably request.

(e) Delivery of Documents. YGY shall have delivered, or caused to be delivered, to JCOF and Merger Sub the following:

(i) a certificate of an appropriate officer of YGY, certifying as to the resolutions of the Board of Directors and shareholders of YGY, authorizing the transactions contemplated herein and the incumbency of officers of YGY and any such entity executing any document or instrument delivered in connection with such transactions and certifying as to the items set forth in paragraph (b) of this Section 2.2;

(ii) corporate certificates of good standing or legal existence of YGY from the respective jurisdictions in which YGY is formed or transacts business;

(iii) a certified copy of the Articles of Incorporation and By-Laws of YGY;

(iv) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by YGY at or before the Closing; and

(v) the investment representations and warranties, in substantially the form attached hereto as Exhibit B, executed by each shareholder of YGY.

(f)           No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(g)           Approvals and Consents.  YGY shall have obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all applicable federal, state and local governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement or the transactions contemplated hereby, including, without limitation, all third parties pursuant to existing agreements or instruments by which YGY may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and all thereof shall be in full force and effect at the time of the Closing except where the failure to obtain such authorizations, consents rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom would not have a Material Adverse Effect (as defined below) with respect to YGY.

2.3           Conditions to the Obligation of YGY.  The obligation of YGY to consummate the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing, any of which may be waived, in whole or in part, by YGY and JCOF and Merger Sub shall use their commercially reasonable to cause such conditions to be fulfilled:

(a) Due Diligence Review.  YGY and its counsel shall have completed their due diligence review of JCOF’s business and operations to its their respective satisfaction.

(b) Representations and Warranties Correct; Performance.  The representations and warranties of JCOF and Merger Sub contained in this Agreement (including the exhibits and schedules hereto) that are qualified by materiality shall be true, complete and accurate when made and on and as of the Closing and representations and warranties of JCOF and Merger Sub contained in this Agreement (including the exhibits and schedules hereto) that are not qualified by materiality shall be true, complete and accurate in all material respects when made and on and as of the Closing.  JCOF and Merger Sub shall have duly and properly performed, complied with and observed each of their respective covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.

(c) Merger Permitted by Applicable Laws. The Merger shall not be prohibited by any applicable law or governmental regulation.

(d) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by JCOF and Merger Sub in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to YGY and its counsel, and YGY and its counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as YGY or its counsel may reasonably request except where the failure to obtain such authorizations, consents rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom would not have a Material Adverse Effect with respect to Merger Sub or JCOF.

(e) Delivery of Documents. JCOF and Merger Sub shall have delivered, or caused to be delivered, to YGY the following:

(i)      a certificate of an appropriate officer of each of JCOF and Merger Sub, certifying as to the resolutions of the Board of Directors of JCOF and Merger Sub and JCOF as the sole shareholder of Merger Sub, respectively, authorizing the transactions contemplated herein and the incumbency of officers of each of JCOF and Merger Sub and any such entity executing any document or instrument delivered in connection with such transactions and certifying as to the items set forth in paragraph (b) of this Section 2.3;

(ii)      corporate certificates of good standing or legal existence of each of JCOF and Merger Sub from the respective jurisdictions in which JCOF and Merger Sub are formed or transact business;

(iii)                 a certified copy of the Articles of Incorporation and By-Laws of JCOF and a certified copy of the Articles of Incorporation and By-Laws of Merger Sub;

(iv) evidence of (x) the termination of all JCOF employment agreements and (y)  the execution of employment agreements between JCOF and each of Scott Pumper and Dave Briskie will be provided prior to closing;

(v) evidence that all liabilities of JCOF to its employees, in the form of accrued but unpaid dividends, bonuses, compensation or the like has been satisfied or forgiven, such that those liabilities will no longer be due to those individuals;

(vi) evidence that all dividends payable have be settled out and removed from JCOF’s balance sheet; and

(vii)  all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by YGY at or before the Closing.

(f) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken by JCOF or Merger Sub in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to YGY, and YGY shall have received all such information and such counterpart originals or certified or other copies of such documents as YGY may reasonably request.

(g) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

ARTICLE III
YGY REPRESENTATIONS

YGY represents to JCOF and Merger Sub as of the date of this Agreement and as of the Closing Date as follows:

3.1           Organization and Good Standing. YGY is validly existing, and in good standing under the laws of the state of California, with all power and authority necessary to own or use its assets and conduct its business as it is now being conducted. YGY is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each state or other jurisdiction in which the failure to be so qualified or in good standing would have a material adverse effect on: (i) its ability to perform its obligations under this Agreement or (ii) its assets, financial position, or results of operations (a “Material Adverse Effect”). Except as set forth in Schedule 3.1, YGY does not own any interest in any other entity or person.

3.2           Authority. YGY has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Execution and delivery of this Agreement and performance by YGY of its obligations hereunder have been duly authorized by the shareholders of YGY and the board of directors of YGY and no other proceedings on the part of either is necessary with respect thereto.

3.3           Enforceability. This Agreement constitutes the valid and binding obligation of YGY, enforceable in accordance with its terms, except as enforceability is limited by: (i) any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

3.4           Consents. YGY is not required to obtain the consent of any person, including the consent of any party to any contract to which either is party, in connection with execution and delivery of this Agreement and performance of its obligations hereunder, except where the failure to obtain such consent would not have a Material Adverse Effect with respect to YGY.

3.5           No Violations. The execution and delivery of the agreement by YGY and the performance of its obligations hereunder does not: (i) violate any provision of its organizational documents as currently in effect; (ii) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any lien on any of its material properties or material assets under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any material contract to which it is a party or by which any of its material properties or material assets is bound; or (iii) to the knowledge of YGY, contravene, conflict with, or violate any law or order to which it  is subject.

3.6           Capitalization. The authorized capital stock of YGY consists of 1,000,000 shares of common stock, $.001 par value, of which 220 shares are issued and outstanding.  All of the shares of common stock outstanding of YGY have been duly authorized and validly issued in compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws and are fully paid and non-assessable.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon YGY for the purchase or acquisition of any equity interests of YGY and there are no agreements for the registration of any outstanding shares of capital stock of YGY.

3.7           Liabilities.  Other than as disclosed on Schedule 3.7, neither YGY nor any of the entities listed on Schedule 3.1 (the “YGY Subs”) has any actual or accrued debts, liabilities or obligations and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by YGY or the YGY Subs directly or indirectly in relation to YGY, the YGY Subs or any of its respective businesses that may survive the Merger in excess of $25,000 in the aggregate.

3.8           Litigation.  There are no actions, suits, proceedings or investigations pending or to the knowledge of YGY threatened against or affecting the businesses or properties of YGY whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is YGY operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign.  No written inquiries have been made directly to the officers of YGY by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require YGY to undertake a course of action which would involve any expense.  No filings have been made by any present or former employee of YGY with the Equal Employment Opportunity Commission or any governmental agency, asserting any claim based on alleged race, gender (including, without limitation, sexual harassment), age or other type of discrimination on the part of YGY.

3.9           Transactions with Affiliates.  Other than as disclosed on Schedule 3.9, there are no loans, leases, royalty agreements, employment contracts, webmaster agreements or any other agreement or arrangement, oral or written, between YGY, on the one hand, and any past or present shareholder or director of YGY, on the other hand.

3.10           Books and Records. The books of account, minute books, stock record books, and other records of YGY, all of which have been made available to JCOF, are accurate and complete in all material respects.

3.11           Taxes.           Except as set forth in Schedule 3.11, YGY has  made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to which such returns, reports or declarations apply.

3.12           Compliance with Law. YGY is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its properties are subject, which may have a Material Adverse Effect on YGY.  YGY has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect with respect to YGY.

3.13           Absence of Certain Changes.  Since June 30, 2011, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of YGY. No order or application for winding up, dissolution, reconstruction or reorganization (including an appointment of a provisional liquidator) has been made or presented in or before any court or other governmental authority and no meeting convened for the purpose of considering a resolution for the voluntary or involuntary (whether by members or creditors) winding up of YGY or for the appointment of any provisional liquidator.

3.14           Brokers.  There has been no broker or finder or similar person involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and YGY agrees to indemnify each of JCOF and Merger Sub against and hold each of them harmless from any and all damages, costs, expenses (including without limitation reasonable attorneys’ fees), losses and liabilities in connection with any claim for any brokers’, finders’ or similar fees in respect of the transactions contemplated hereby by any person claiming the same against JCOF or Merger Sub.

3.15           No Untrue Representation or Warranty.  No representation or warranty made by YGY or its shareholders contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to JCOF  pursuant hereto, or otherwise furnished in writing by  in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

3.16           Patents, Trademarks, Etc.  To the knowledge of  YGY, the present conduct of the business of YGY does not infringe upon or violate any patents, trademarks, tradenames, trade secrets or copyrights of anyone, nor has YGY received any notice of any infringement thereof.   YGY owns or has license to all inventions, patents, patent applications, trademarks, and copyrights necessary to conduct its business as currently operated.

3.17           Financial Statements of YGY.

(a)           Attached hereto as Schedule 3.17 is a consolidated balance sheet of YGY and the YGY Subs as of December 31, 2010 and a consolidated income statement of YGY and the YGY Subs for the twelve (12) months ended December 31, 2010 and the six (6) month stub period ended June 30, 2011 for each (the “Financial Statements”), prepared in accordance with generally accepted accounting principles, consistently applied with past practices (“GAAP”). The Financial Statements have been prepared in accordance with the books and records of YGY and the YGY Subs, are complete and correct, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial position and results of operation of YGY and the YGY Subs for the periods covered thereby (subject to normal recurring changes resulting from year-end adjustments).   The books and records maintained by YGY and the YGY Subs upon which the Financial Statements are based are true and correct in all material respects and accurately reflect the business of YGY and the YGY Subs.  The Financial Statements are consolidated with and include the relevant financial information relating to each of the YGY Subs in accordance with GAAP.  With the exception of Youngevity NZ Limited that had annual revenue of $400,000, none of the YGY Subs had any annual revenue.

(b) Except to the extent reflected or reserved against in the balance sheet as at June 30, 2011, included in the Financial Statements, neither YGY nor any YGY Sub has no material liability of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including without limitation any liability for taxes for any period prior to such date.

3.18           Full Disclosure.  There is no fact known to YGY or the YGY Subs (other than general economic conditions known to the public generally) that has not been disclosed in writing to JCOF that: (i) would reasonably be expected to have a material adverse effect on the business or financial condition of YGY or the YGY Subs; or (ii) would reasonably be expected to materially and adversely affect the ability of YGY or the YGY Subs to perform its obligations pursuant to this Agreement.

ARTICLE IV
JCOF AND MERGER SUB REPRESENTATIONS

JCOF and Merger Sub represent to YGY as of the date of this Agreement and as of the Closing Date as follows:

4.1           Organization and Good Standing.

(a)           JCOF is validly existing, and in good standing under the laws of the state of Florida and Merger Sub is organized, validly existing, and in good standing under the laws of the State of California, with all power and authority necessary to own or use their respective assets and conduct each of their respective businesses as they are now being conducted. Each of JCOF and Merger Sub is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each state or other jurisdiction in which the failure to be so qualified or in good standing would have a Material Adverse Effect with respect to JCOF or Merger Sub.  The Common Stock is quoted on the over the counter securities market of OTC Markets Group, Inc. (the “Pink Sheets”).  JCOF is not in violation of any rule, regulation or policy of the Pink Sheets, is in compliance with all requirements for the trading of its securities thereon, including the timely filing of all required reports and disclosures, and does not have any reason to believe that the stock will be delisted in the future.  No filing with or consent of the Pink Sheets is required in connection with this Agreement or the transactions contemplated hereby.

(b)           Other than CLR Roasters LLC (“CLR”) and Merger Sub, JCOF does not own any interest in any other entity or person.  JCOF owns and has sole voting authority with regards to all of the equity interests of CLR.  CLR is organized, validly existing and in good standing under the laws of the state of Florida, with all power and authority necessary to own or use its assets and conduct its business as it is now being conducted. CLR is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each state or other jurisdiction in which the failure to be so qualified or in good standing would have a Material Adverse Effect with respect to CLR.

4.2           Authority. Each of JCOF and Merger Sub has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Execution and delivery of this Agreement and performance by JCOF and Merger Sub of their respective obligations hereunder have been duly authorized by the shareholders of Merger Sub  and the board of directors of JCOF and Merger Sub and no other proceedings on the part of either is necessary with respect thereto.

4.3           Enforceability. This Agreement constitutes the valid and binding obligation of each of JCOF and Merger Sub, enforceable in accordance with its terms, except as enforceability is limited by: (i) any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

4.4           Consents. Neither JCOF, CLR nor Merger Sub is required to obtain the consent of any person, including the consent of any party to any contract to which either is party, in connection with execution and delivery of this Agreement and performance of its obligations hereunder except where the failure to obtain such consent would not have a Material Adverse Effect with respect to JCOF, CLR or Merger Sub.

4.5           No Violations. The execution and delivery of the agreement by each of JCOF and Merger Sub and the performance of each of its obligations hereunder does not: (i) violate any provision of its organizational documents or the organization documents of CLR as currently in effect; (ii) conflict with, result in a breach of, constitute a default under (or an event that, with notice or lapse of time or both, would constitute a default under), accelerate the performance required by, result in the creation of any lien on any of the material properties or material assets of JCOF, CLR or Merger Sub under, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any material contract to which JCOF, CLR or Merger Sub is a party or by which any material properties or material assets of JCOF, CLR or Merger Sub is bound; or (iii) to the knowledge of JCOF or Merger Sub, contravene, conflict with, or violate any law or order to which JCOF, CLR or Merger Sub  is subject.

4.6           Capitalization. The authorized capital stock of JCOF consists of 1,000,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value.  On a fully diluted and as-converted basis, assuming the conversion of all securities convertible into and the exercise of all securities exercisable for Common Stock, 240,000,000 shares of Common Stock of JCOF are issued and outstanding.  The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding and all of the issued and outstanding shares are owned by JCOF.  All of the shares of common stock outstanding of each of JCOF and Merger Sub have been duly authorized and validly issued in compliance with the Exchange Act and applicable state securities laws and are fully paid and non-assessable.  Schedule 4.6 hereto sets forth a true and complete copy of the transfer agent’s stock records of the outstanding shares of JCOF as of July 7, 2011.  There are no securities of JCOF or Merger Sub outstanding that contain anti-dilution or similar provisions that will be triggered by the Merger or sale of the shares.  There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon JCOF, CLR or Merger Sub for the purchase or acquisition of any equity interests of such entities other than the warrants and options set forth on Schedule 4.6 hereto.  There are no agreements for the registration of any outstanding shares of capital stock of JCOF, CLR or Merger Sub. None of JCOF, CLR or Merger Sub has a stock option plan.

4.7           Liabilities.  Other than debt and liabilities incurred in the normal course of business and those set forth on the May 31, 2011 balance sheet, neither JCOF, CLR, Merger Sub nor any other subsidiary of JCOF will have any actual or accrued debts as of the Closing Date, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by JCOF, CLR, Merger Sub or any other subsidiary of JCOF directly or indirectly in relation to their respective business or that may survive the Closing, except as disclosed on Schedule 4.7.

4.8           Litigation.  There are no actions, suits, proceedings or investigations pending or to the knowledge of JFOC threatened against or affecting the businesses or properties of JCOF, Merger Sub, CLR or any other subsidiary of JCOF whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; provided, however, JFOC is a party to a lawsuit it initiated against Michael’s Gourmet Coffee; nor is JCOF, CLR, Merger Sub or any other subsidiary of JCOF operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign.  No written inquiries or oral inquiries have been made directly to the officers of JCOF, CLR, Merger Sub or any other subsidiary of JCOF by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require JCOF, CLR, Merger Sub or any other subsidiary of JCOF to undertake a course of action which would involve any expense.  No filings have been made by any present or former employee of either JCOF, CLR or Merger Sub with the Equal Employment Opportunity Commission or any governmental agency, asserting any claim based on alleged race, gender (including, without limitation, sexual harassment), age or other type of discrimination on the part of JCOF or Merger Sub.

4.9           Employees.  Schedule 4.9 hereto lists the current employees, officers and independent contractors of JCOF, including their title, state of residency, total compensation (including any bonuses during the last 12 months), any employment or independent contractor agreements to which each employee or independent contractor, respectively, is party and exempt or non-exempt status.   Each of Merger Sub and CLR has never had any employees or independent contractors.  Neither JCOF, CLR nor Merger Sub is a party or subject to any collective bargaining agreement, national or general labor agreement, works council or any other similar agreement with a labor union, board or similar group or organization covering or representing any employees.  The officers of JCOF are not aware that any of its employees, officers or independent contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company.  Except as set forth in Schedule 4.9, JCOF is not a party to or bound by any currently effective written or oral employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.

4.10           Transactions with Affiliates.  Schedule 4.10 sets forth all  loans, leases, royalty agreements, employment contracts, webmaster agreements or any other agreement or arrangement, oral or written, between JCOF, CLR, Merger Sub, or any other subsidiary of JCOF on the one hand, and any past or present shareholder or director of JCOF, CLR, Merger Sub or any other subsidiary of JCOF, on the other hand.

4.11           No Untrue Representation or Warranty.  No representation or warranty made by JCOF or Merger Sub contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to YGY by pursuant hereto, or otherwise furnished in writing by  in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

4.12           Books and Records. The books of account, minute books, stock record books, and other records of JCOF, CLR, Merger Sub, and all other subsidiaries of JCOF, all of which have been made available to YGY, are accurate and complete in all material respects.  A complete list of all bank accounts and safe deposit boxes, if any, maintained by JCOF, CLR and Merger Sub and all persons entitled to draw thereon or with access thereto is set forth in Schedule 4.12.

4.13           Taxes.           JCOF, CLR, Merger Sub and all other subsidiaries of JCOF have each made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except the tax return for the fiscal year ended December 31, 2010, for which an extension has been requested, and those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to which such returns, reports or declarations apply.

4.14           Patents, Trademarks, Etc.  Except as disclosed on Schedule 4.14, there are no inventions, licenses, patents, patent applications, trademarks, copyrights, trademark or copyright applications or registrations, pending or existing, owned by or registered in the name of JCOF, CLR, Merger Sub or any other subsidiary of JCOF. To the knowledge of  JCOF, the present conduct of the business of JCOF, CLR, Merger Sub and all other subsidiaries of JCOF does not infringe upon or violate any patents, trademarks, tradenames, trade secrets or copyrights of anyone, nor has JCOF, CLR, Merger Sub or any other subsidiary of JCOF received any notice of any infringement thereof.  Each of JCOF, CLR, Merger Sub and each other subsidiary of JCOF own or have license to all inventions, patents, patent applications, trademarks, and copyrights necessary to conduct its business as currently operated.

4.15           Compliance with Law. Neither JCOF, CLR, Merger Sub or any other subsidiary of JCOF is in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its properties are subject, which may have a material adverse affect as to JCOF, Merger Sub or any other subsidiary of JCOF either of their assets.  Each of JCOF, CLR, Merger Sub or any other subsidiary of JCOF has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect with respect to such entities.

4.16           Financial Statements of JCOF.
(a)           Attached hereto as Schedule 4.16 is a consolidated balance sheet of JCOF and CLR as of December 31, 2010 and a consolidated income statement of JCOF and CLR for the twelve (12) months ended December 31, 2010 and the five (5) month stub period ended May 31, 2011 for each (the “Financial Statements”), compiled by independent certified public accountants in accordance with generally accepted accounting principles, consistently applied with past practices (“GAAP”); provided, however, that the consolidation was not performed in accordance with GAAP. The Financial Statements have been prepared in accordance with the books and records of JCOF and CLR, are complete and correct, have been prepared in accordance with GAAP, consistently applied, and fairly present the financial position and results of operation of JCOF and CLR for the periods covered thereby (subject to normal recurring changes resulting from year-end adjustments).   The books and records maintained by JCOF upon which the Financial Statements are based are true and correct in all material respects and accurately reflect the business of JCOF and CLR.

(b)           Except to the extent reflected or reserved against in the balance sheet as at May 31, 2011, included in the Financial Statements or as set forth in Section 4.7 or Schedule 4.7, neither JCOF nor CLR has any material liability of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, including without limitation any liability for taxes for any period prior to such date.

4.17           Absence of Certain Changes.  Since December 31, 2010, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of JCOF, CLR, Merger Sub or any other subsidiary of JCOF.  No order or application for winding up, dissolution, reconstruction or reorganization (including an appointment of a provisional liquidator) has been made or presented in or before any court or other governmental authority and no meeting convened for the purpose of considering a resolution for the voluntary or involuntary (whether by members or creditors) winding up of JCOF, CLR or Merger Sub or for the appointment of any provisional liquidator.

4.18           Full Disclosure.  There is no fact known to JCOF, CLR or Merger Sub (other than general economic conditions known to the public generally) that has not been disclosed in writing to YGY that: (i) would reasonably be expected to have a material adverse effect on the business or financial condition of JCOF, CLR, Merger Sub or any other subsidiary of JCOF; or (ii) would reasonably be expected to materially and adversely affect the ability of JCOF, CLR, Merger Sub or any other subsidiary of JCOF to perform its obligations pursuant to this Agreement.

           4.19           Brokers.  There has been no broker or finder or similar person involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and JCOF and Merger Sub, jointly and severally, agree to indemnify YGY against and hold YGY harmless from any and all damages, costs, expenses (including without limitation reasonable attorneys’ fees), losses and liabilities in connection with any claim for any brokers’, finders’ or similar fees in respect of the transactions contemplated hereby by any person claiming the same against YGY.

ARTICLE V
COVENANTS OF THE PARTIES

5.1           Further Assurances. Each of the parties agrees that, at any time after the Closing, upon the request of the other party each will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, consents and assurances as may reasonably be required for the consummation of the transactions contemplated hereby.

5.2           Cooperation. The parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing, and each party shall maintain and make available to the other party upon request all corporate, tax and other records required or requested in connection with such matters.

5.3           Publicity.  The parties will advise and consult with each other prior to the issuance of any public announcements concerning the transactions contemplated hereby; and no such announcement shall be issued by YGY without the prior written consent of JCOF, which shall not be unreasonably withheld.

5.4           The parties further agree that on or before the Closing, a sales commission plan will be put into place for each of Scott Pumper and Dave Briskie, with terms and provisions in substantially the form incorporated in the Consulting Agreement and Employment Agreement attached hereto as Exhibit C and Exhibit D, respectively.

ARTICLE VI
TERMINATION

6.1           Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a)           by mutual written consent of YGY, Merger Sub and JCOF;

(b)           by either YGY or JCOF if the Closing has not taken place on or before June 30, 2011 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to any party whose material breach of any provision of this Agreement results in the failure of the Closing to occur by such time;

(c)           by JCOF and Merger Sub if YGY or any of its shareholders materially breaches or fails to perform or comply in all material respects with any of its representations, warranties, agreements or covenants contained in this Agreement, which breach or failure to perform or comply cannot be cured by the Outside Date (provided that JCOF or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement); or

                                (d)            by YGY, if JCOF or Merger Sub materially breaches or fails to perform or comply in all material respects with any of their respective representations, warranties, agreements or covenants contained in this Agreement, which breach or failure to perform or comply cannot be cured by the Outside Date (provided that YGY is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement).

(e)           A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision of this Section 6.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 6.1 for any such termination.

6.2           Effect of Termination.  If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become void and of no effect with no liability on the part of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto; provided, however, that if such termination shall result from the (i) failure of a party to fulfill a condition to the performance of the obligations of another party or (ii) failure of a party to perform an agreement or covenant hereof, such party shall not be relieved of any liability to the other party or parties as a result of such failure or breach.

ARTICLE VII
MISCELLANEOUS

7.1           Reasonable Efforts. Subject to the conditions of this Agreement, each of the parties shall use the efforts that a reasonable person would make so as to achieve that goal as expeditiously as possible to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws to consummate the transactions contemplated by this Agreement as promptly as practicable including but not limited to: (i) taking such actions as are necessary to obtain any required approval, consent, ratification, filing, declaration, registration, waiver, or other authorization and (ii) satisfying all conditions to Closing at the earliest possible time.

7.2           Transaction Costs. Each party shall pay its own fees and expenses (including without limitation the fees and expenses of its representatives, attorneys, and accountants) incurred in connection with negotiation, drafting, execution, and delivery of this Agreement.

7.3           Assignment. No party may assign any of its rights or delegate any performance under this Agreement except with the prior written consent of the other party.

7.4           Binding. This Agreement binds, and inures to the benefit of, the parties and their respective permitted successors and assigns.

7.5           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The laws of the State of California (without giving effect to its conflict of laws principles) govern all matters arising out of this Agreement, including without limitation tort claims.  Each party to this Agreement hereby agrees to submit to the jurisdiction of the state courts of California and the United States District Court for the Southern District of California in connection with any suit, action or proceeding arising under this Agreement.  The parties agree that the San Diego County Superior Court and the United States District Court for the Southern District of California shall be the sole and exclusive forum for the resolution of any disputes arising under or relating to this Agreement.  Each of the parties hereto hereby waives any right to a jury trial in connection with any suit, action or proceeding arising under or relating to this Agreement.

7.6           Indemnification.  Scott Pumper and Dave Briskie, on a joint and several basis, shall indemnify, exonerate and hold harmless YGY, its stockholders, officers, directors, employees and agents and their respective successors, predecessors and permitted assigns (each an “Indemnitee”) from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (“Damages”), incurred by any Indemnitee as a result of or relating to liabilities of JCOF relating to (i) its employees, including without limitation accrued but unpaid dividends, bonuses, compensation, benefits or similar claims that are not satisfied, forgiven or discharged prior to the Closing (ii) accrued but unpaid dividends to its shareholders other than dividends accrued with respect to shares of JCOF’s Preferred Stock that have not converted into shares of JCOF’s Common Stock on or prior to the Closing that are not satisfied, forgiven or discharged prior to the Closing. The obligations of each party under this Section 7.6 shall survive the execution and delivery of this Agreement and shall terminate once the statute of limitations expires for any such claim.

7.7           Cancellation of Shares.  In the event that the issued and outstanding shares of Common Stock of JCOF, on a fully-diluted and as-converted into Common Stock basis, assuming the conversion of all securities convertible into and the exercise of all securities exercisable for Common Stock, is more than 240,000 shares, Scott Pumper and Dave Briskie, on a joint and several basis, shall deliver to JCOF for cancellation, and JCOF will promptly cancel, such number of shares held by Scott Pumper and David Briskie as are necessary to reduce the outstanding shares of Common Stock held by shareholders of JCOF in the aggregate immediately prior to the Closing to be 240,000.

7.8           Entirety of Agreement. This Agreement constitute the entire agreement of the parties concerning the subject matter hereof and supersedes all prior agreements, if any.

7.9           Further Assurances.  Each of JCOF and YGY shall execute and deliver such additional documents and instruments and perform such additional acts as the other party may reasonably request to effectuate or carry out and perform all the terms of this Agreement and the transactions contemplated hereby, and to effectuate the intent of this Agreement.

7.10           References to Time. All references to a time of day in this Agreement are references to the time in the State of California.

7.11           Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.12           Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.

7.13           No Third-Party Rights. Nothing expressed or referred to in this Agreement gives any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, and this Agreement and all of its provisions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.  The undersigned are signing this Agreement on the date stated in the introductory clause.

7.14           Severability. If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, shall be deemed invalid or unenforceable pursuant to a final determination of an arbitrator or court of competent jurisdiction or as a result of future legislative action, such determination or action shall be construed so as not to affect the validity or enforceability hereof or thereof and shall not affect the validity or effect of any other portion hereof or thereof.

7.15           Notices. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes (a) if delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed on the date of such personal delivery; or (b) if sent by registered or certified mail, postage prepaid, addressed to the party to whom such notice, demand or other communication is directed at its address set forth below on the fifth business day after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail; or (c) if sent by facsimile transmission, on the date of such transmission, if confirmed as received that day by the receiving party, and the original notice is sent that day by first class mail, postage prepaid.

If to YGY:
Youngevity
2400 Boswell Rd
San Diego, CA 91914
Attn: Steve Wallace

with a copy to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Attn:  Eddie Rodriguez
3580 Carmel Mountain Rd.
Suite 300
San Diego, CA 92130

If to JCOF or Merger Sub:
2485 East Sunrise Blvd., Suite 201A
Fort Lauderdale, FL 33034

with a copy to:
Gracin + Marlow
20283 State Road 7
Suite 300
Boca Raton, FL 33498

[Remainder of page left intentionally blank.]

           IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Agreement and Plan of Reorganization the day and date first above written.

AL GLOBAL CORPORATION D/B/A YOUNGEVITY

By:          /s/ Stephan Wallach
Name: Stephan Wallach
Title: President

JAVALUTION COFFEE COMPANY

By:         /s/ Scott Pumper
Name: Scott Pumper
Title: President

YGY MERGE, INC.

By:         /s/ David Briskie
Name: David Briskie
Title: CEO

Acknowledged and agreed as to Sections 7.6 and 7.7:

SCOTT PUMPER

 /s/ Scott Pumper

DAVE BRISKIE.

/s/ David Briskie

EXHIBIT A

Certificate of Merger

EXHIBIT B

Investor representations and warranties

EXHIBIT C

Scott Pumper Sales Compensation Plan

EXHIBIT D

Dave Briskie Sales Compensation Plan